Exhibit 10.1

                           FIFTH AMENDMENT
                                  TO
                AMENDED AND RESTATED LOAN AGREEMENT


     This Amendment is made as of August 7, 1997 by and between COPLEY PHARMACEUTICAL, INC., a Delaware corporation with its principal office at 25 John Road, Canton, Massachusetts (the "Borrower"), and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association with its principal office at 100 Federal Street, Boston, Massachusetts (the "Bank").

                               RECITALS

     A. The Bank and the Borrower are parties to a certain Amended and Restated Loan Agreement dated August 17, 1993, as amended by a certain First Amendment to Amended and Restated Loan Agreement dated June 29, 1995, a certain Second Amendment to Amended and Restated Loan Agreement dated August 30, 1995, a certain Third Amendment to Amended and Restated Loan Agreement dated March 25, 1996 and a certain Fourth Amendment to Amended and Restated Loan Agreement dated July 31, 1996 (as amended, the "Loan Agreement"). Capitalized terms used herein without definition have the meaning assigned to them in the Loan Agreement.

     B. The Borrower has requested certain amendments to the Loan Agreement as set forth herein.

     C. Subject to certain terms and conditions, the Bank is willing to agree to the same, as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I. AMENDMENTS TO LOAN AGREEMENT. The Borrower and the Bank agree that the Loan Agreement shall be amended as follows:

     A.     Addition of Definitions. The following definitions are added to
Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

     "Consolidated Current Assets": As of any date, all assets of the Borrower and any Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets as of such date.

     "Consolidated Current Liabilities": As of any date, all liabilities of the Borrower and any Subsidiaries on a consolidated basis maturing on demand or within one (1) year from such date, and any other liabilities as of such date as may properly classified as current liabilities in accordance with generally accepted accounting principles.

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     B      Deletion of Definitions. The definitions of "Adjusted Income" and
"Special Expenses" are deleted from Section 1.1 in their entirety.

     C. Section 8.4 Amended. Section 8.4 (iii) of the Loan Agreement is hereby deleted in its entirety and replace with the following:

          "(iii) sales of assets for an aggregate consideration not exceeding
           $5,000,000 in any fiscal year."

     D. Section 9.2. Section 9.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "S. 9.2. Liquidity. The Borrower shall at all times maintain Consolidated Current Assets which exceed the Borrowers Consolidated Liabilities by greater than $40,000,000."

II. NO FURTHER AMENDMENTS. Except as specifically amended herein, all terms and conditions of the Loan Agreement shall remain in full force and effect as originally constituted. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Fifth Amendment, and each reference in any other Loan Document to the Loan Agreement, "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Fifth Amendment.

III. MISCELLANEOUS.

     1. The Borrower represents and warrants that no event has occurred or failed to occur, which constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     2. The execution and delivery of this Fifth Amendment by the Borrower has been duly authorized by all requisite corporate action of the Borrower, is legal, valid and binding on the Borrower, and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the organizational documents of the Borrower or any other instrument to which the Borrower is a party, or by which the Borrower is bound.

     3. The representations and warranties contained in Section 6 of the Loan Agreement are true and correct in all material respects on and as of the date of this Fifth Amendment as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been (i) permitted under the terms of Loan Agreement, (ii) otherwise approved in writing by the Bank or (iii) reflected in reports filed by the Borrower with the Securities and Exchange Commission).


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     4.     As provided in the Loan Agreement, the Borrower agrees to
reimburse the Bank upon demand for all out-of-pocket costs, charges, liabilities, taxes and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with the preparation, negotiation, interpretation, execution and delivery of this Fifth Amendment and any other agreements, instruments or documents executed pursuant or relating hereto.

     5. The Borrower represents, warrants, and agrees that the Borrower has no claims, defenses, counterclaims or offsets against the Bank in connection with the Loan Agreement or the Obligations, and, to the extent that any such claim, defense, counterclaim or offset may exist, the Borrower hereby affirmatively WAIVES AND RELEASES Bank from the same.

     This Fifth Amendment shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

                                            COPLEY PHARMACEUTICAL, INC.

                                            By: /s/ Ken E. Starkweather
                                                ---------------------------
                                            Name:   Ken E. Starkweather
                                            Title: Vice President - Finance,
                                                   Treasurer and Chief
                                                   Financial Officer


                                            BANK OF BOSTON, N.A.

                                            By: /s/ Jeffrey R. Westling
                                               -----------------------------
                                                    Jeffrey R. Westling
                                                    Director